As filed with the Securities and Exchange Commission on April 23, 2024

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZENTEK LTD.

(Exact name of registrant as specified in its charter)

Ontario, Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

24 Corporate Ct

Guelph, Ontario N1G 5G5
(844) 730-9822

(Address and telephone number of Registrant's principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor

New York, NY 10168
(800) 221-0102

(Name, address, and telephone number of agent for service)

______________________

Copies to:

Daniel Nauth

Nauth LPC
217 Queen Street West, Suite 401
Toronto, Ontario, Canada

M5V 0R2

(416) 477-6031

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 23, 2024

Prospectus

ZENTEK LTD.

US$50,000,000

Common Shares
Warrants
Units

We may from time to time sell our common shares, warrants and units described in this prospectus in one or more offerings. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed US$50,000,000. We refer to the common shares, warrants and units collectively as "securities" in this prospectus.

This prospectus provides a general description of these securities, which we may offer and sell in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. Each time we sell the securities described in this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may offer the securities from time through public or private transactions, and in the case of our common shares, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities registered hereunder and any applicable fees, commissions, discounts and over-allotment options will be described in the applicable prospectus supplement.

You should carefully read this prospectus, the applicable prospectus supplement and the documents incorporated or deemed incorporated by reference in this prospectus, before you invest in any of our securities.

Our common shares are listed on the Nasdaq Capital Market under the symbol "ZTEK." On April 22, 2024, the last reported sale price of our common shares on the Nasdaq Capital Market was US$1.08 per share.

Our principal executive office is located at 24 Corporate Ct, Guelph, Ontario, Canada N1G 5G5, and our telephone number is (844) 730-9822.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading "Risk Factors" contained in this prospectus beginning on page 7, the applicable prospectus supplement, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 23, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of US$50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. The prospectus supplement may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

You should carefully read this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the section titled "Information Incorporated by Reference," before buying any of the securities in this offering.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the section titled "Where You Can Find More Information."

This prospectus and the documents incorporated by reference herein contain references to trademarks, trade names and service marks. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus and the documents incorporated by reference herein may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to such trademarks and trade names. We do not intend our use or display of other entities' trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entities.

Unless the context indicates otherwise, as used in this prospectus, the terms "us," "our," "Zentek," "we," the "Company" and similar designations refer to Zentek Ltd. and, where appropriate, its consolidated subsidiaries.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and described under the section titled "Risk Factors" contained in our most recent Annual Information Form attached as an Exhibit to our most recent Annual Report on Form 40-F filed with the SEC, as well as any amendments thereto reflected in our subsequent filings with the SEC which are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering.

The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled "Special Note Regarding Forward-Looking Statements."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated into this prospectus contain "forward-looking statements" and "forward-looking information" within the meaning of applicable securities laws (forward-looking information and forward-looking statements being collectively hereinafter referred to as "forward-looking statements"). Such forward-looking statements are based on expectations, estimates and projections as at the date of this prospectus or the dates of the documents incorporated by reference herein, as applicable. Any statements that involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance are not statements of historical fact and may be forward-looking statements. The words "anticipate," "believe," "budget," "can," "contemplate," "continue," "could," "estimate," "expect," "forecast," "future," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "schedule," "should," "target," "will," "would," or the negative or variations of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements include, but are not limited to, statements and information concerning:

  our intentions, plans, goals, strategies, future growth and future actions;
  our market position, ability to compete and future financial or operating performance;
  anticipated developments in operations;

  the timing and amount of funding required to execute our development and business plans;

  requirements for additional capital;

  our projected intellectual property, exploration and development expenditures;
  the effect on our business of any changes to existing legislation or policy;
  the length of time required to obtain permits, certifications and approvals;

  the markets for our products and our ability to supply those markets;

  demand and market outlook;

  environmental risks;
  the availability of labor;
  estimated budgets;
  the timing and outcome of litigation;

  the timing and outcome of regulatory and permitting matters;

  limitations of insurance coverage; and

  the adequacy of our financial resources.

Forward-looking statements are based on current expectations and beliefs of our management, as well as on assumptions, which our management believes to be reasonable based on information available at the time such statements were made. However, by their nature, forward-looking statements are inherently uncertain and involve known and unknown risks, uncertainties and other factors (some of which are beyond our control) that may cause the actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, those risks and uncertainties outlined under the heading "Risk Factors" and elsewhere in this prospectus, the applicable prospectus supplement, and the documents incorporated by reference into this prospectus.

The lists of risk factors set forth in the aforementioned documents are not exhaustive. It is not possible to predict or identify all risks, and there may be additional risks that we consider immaterial or which are unknown.

We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For all of these reasons, you should not place undue reliance on forward-looking statements.

All forward-looking statements included in or incorporated by reference into this prospectus are qualified by the foregoing cautionary statements.

PRESENTATION OF FINANCIAL INFORMATION

We present our financial statements in Canadian dollars. Our financial year (which we also refer to as our fiscal year) ends on March 31 of each year.

Our annual consolidated financial statements are prepared in accordance with International Financial Reporting Standards , or IFRS, as issued by the International Accounting Standards Board, or IASB, and our condensed interim  consolidated financial statements are prepared in accordance with IFRS as issued by the IASB applicable to the preparation of interim financial statements, including International Accounting Standard 34 —Interim Financial Reporting. As a result, certain financial information included in or incorporated by reference in this prospectus may not be comparable to financial information prepared by companies in the United States reporting under generally accepted accounting principles in the United States. Certain calculations included in tables and other figures in this prospectus or the documents incorporated by reference herein have been rounded for clarity of presentation.

CURRENCY AND EXCHANGE RATE INFORMATION

This prospectus contains references to United States dollars and Canadian dollars. All references to "US$" in this prospectus are to United States dollars and all references to "C$" are to Canadian dollars.

The following table sets forth, for each of the periods indicated, the high, low and average exchange rates, and the exchange rate at the end of the period, for US$1.00 into the Canadian dollar equivalent, based on the indicative exchange rate as reported by the Bank of Canada:

	Nine months ended December 31,		Year ended March 31,
	2023	2022	2023	2022
High	C$1.3875	C$1.3856	C$1.3856	C$1.2942
Low	C$1.3128	C$1.2451	C$1.2451	C$1.2040
Average	C$1.3487	C$1.3130	C$1.3230	C$1.2536
Rate at end of period	C$1.3226	C$1.3544	C$1.3533	C$1.2496

On April 22, 2024, the exchange rate for United States dollars expressed in terms of the Canadian dollar, as reported by the Bank of Canada, was US$1.00 = C$1.3715.

THE COMPANY

We are an emerging high-tech nano-graphite and graphene materials company. Our current focus is to bring to market innovative products including surgical masks and heating, ventilation, and air conditioning, or HVAC, filters with our ZenGUARDTM coating, and continue to develop potential pharmaceutical products based on our patent-pending graphene-based compound.

We were incorporated under the Business Corporations Act (Ontario), or the OCBA, as a numbered company in July 2008, and have undergone several name changes, the most recent of which was the changing of our name from "ZEN Graphene Solutions Ltd." to "Zentek Ltd." on October 28, 2021.

We originally commenced operations as a junior mineral exploration company focused primarily on mineral deposits in Northern Ontario, Canada. In May 2018, we began to focus our resources on the research and development of graphene and related applications, and we opened a research facility in Guelph, Ontario, Canada, in February 2020, to support our university and industrial partners' ongoing research and to scale-up production of graphene products. Subsequently, the COVID-19 pandemic halted research at our collaborators' laboratories, and we pivoted towards focusing our resources to develop graphene-based solutions for the fight against COVID-19.

In September 2020, we announced the development and successful testing of a GO/silver compound that showed effectiveness against the COVID-19 virus after application of the coating to N95 mask material. In December 2020, we announced the successful testing of the GO/silver compound that showed effectiveness against both gram-positive and gram-negative aerobic bacteria as well as against fungus/yeast. We filed two provisional patent applications relating to our antimicrobial coating, and in April 2021, announced the brand name ZenGUARD™ for such coating. In December 2022, our patent application directed to the ZenGUARD™ technology for use on personal protective equipment, and HVAC filters, was granted with a term expiring in September 2041.

The Company is now an intellectual property development and commercialization company focused primarily on commercializing ZenGUARD™, as well as on the development of certain aptamer technologies and other nanomaterials-based technologies.

Our ZenGUARDTM production facility is located in Guelph, Ontario, Canada.

Our common shares are listed in the United States on the Nasdaq Capital Market under the symbol "ZTEK," and in Canada on the TSX Venture Exchange under the symbol "ZEN."

Additional information regarding us and our business are set in our most recent Annual Information Form attached as an Exhibit to our most recent Annual Report on Form 40-F filed with the SEC and our most recent Management's Discussion and Analysis attached as an Exhibit to our Report of Foreign Private Issuer on Form 6-K furnished with the SEC, and in each case incorporated by reference into this prospectus.

Our website address is https://www.zentek.com. We do not incorporate the information on or accessible through our website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities under this prospectus for working capital and other general corporate purposes, including funding ongoing operation and/or capital requirements, reducing the level of indebtedness outstanding from time to time, discretionary capital programs and potential future acquisitions. However, we currently have no present agreements or commitments for any such acquisitions.

We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, our management will retain broad discretion over the allocation of net proceeds.

We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a Report of Foreign Private Issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DILUTION

To the extent required, information regarding the amount and percentage of immediate dilution resulting from any offering of securities made pursuant to this prospectus will be provided by a prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

Common Shares

We are authorized to issue an unlimited number of common shares, without par value, of which, a total of 100,819,577 shares were issued and outstanding as at March 31, 2023, a total of 100,759,977 shares were issued and outstanding as at April 23, 2024.

Each common share entitles the holder thereof to receive notice of any meetings of the shareholders of the Company, to attend, and to cast one vote per common share at all such meetings. Holders of common shares do not have cumulative voting rights with respect to the election of directors. Accordingly, holders of a majority of the common shares entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common shares are entitled to receive, on a pro rata basis, such dividends if any, as and when declared by our board of directors at its discretion from funds legally available therefor and, upon our liquidation, dissolution, or winding up, are entitled to receive, on a pro rata basis, our net assets. Our common shares do not carry any pre-emptive, subscription, redemption, retraction, or conversion rights, nor do they contain any sinking or purchase fund provisions.

Share Purchase Warrants

We had no share purchase warrants outstanding as at March 31, 2023, December 31, 2023, and April 23, 2024.

Options

As at December 31, 2023, there were options to purchase an aggregate of 7,398,334 of our common shares outstanding with a weighted average exercise price of C$2.45, and a weighted average remaining contractual life of 2.13 years. Of the foregoing options, options to purchase an aggregate of 6,491,667 shares, with a weighted average exercise price of C$2.44,  were exercisable as at December 31, 2023.

Changes to Our Share Capital

Subsequent to Nine Months Ended December 31, 2023

Subsequent to December 31, 2023 and as of April 22, 2024, we repurchased, and subsequently cancelled 99,600 of our common shares at a cost of C$153,129.

Nine Months Ended December 31, 2023

During the nine months ended December 31, 2023, we issued 1,527,696 common shares in connection with the exercise of 2,000,000 options. During the same period, we also repurchased, and subsequently cancelled, 205,100  of our common shares at a cost of C$346,353.

Fiscal Year Ended March 31, 2023

During the year ended March 31, 2023, we issued 285,924 common shares in connection with the exercise of 348,333 options.

Fiscal Year Ended March 31, 2022

During the fiscal year ended March 31, 2022, we completed the following share capital transactions:

On April 8, 2021, we completed a private placement in which a total of 1,735,199 units were issued at C$2.50 per unit for gross proceeds of C$4,337,998. Each unit consisted of one common share and one-half of one common share purchase warrant with each whole warrant exercisable at C$3.00 for a period of two years. Unit issue costs associated with this private placement totaled C$102,343 of which C$38,979 was settled through the issuance of 15,592 shares.

A total of 673,333 common shares were issued upon exercise of 673,333 share options at exercise prices ranging from C$0.40 to C$0.72 per option for total proceeds of C$406,967.

A total of 4,256,064 common shares were issued upon exercise of 4,256,064 warrants at exercise prices ranging from C$0.50 to C$3.00 per warrant for total proceeds of C$4,865,994.

On December 9, 2021, we issued 19,157 common shares at an agreed upon price of C$2.61 per common share as partial settlement for a license agreement allowing us to be the global commercializing partner for an aptamer-based, SATS-CoV-2, rapid detection technology.

On January 4, 2022, we completed a bought-deal prospectus for gross proceeds of C$23,005,060 and a concurrent non-brokered private placement for gross proceeds of C$10,009,022. Pursuant to these offerings, we issued a total of 6,348,864 common shares at a price of C$5.20 per common share.

Fiscal Year Ended March 31, 2021

During the year ended March 31, 2021, we completed the following share capital transactions:

On June 26, 2020 and July 6, 2020, in a private placement, a total of 3,416,666 units were issued at C$0.60 per unit for gross proceeds of C$2,050,000. Each unit consisted of one common share and one-half of one common share purchase warrant with each whole warrant exercisable at C$0.80 for a period of two years.

On August 19, 2020, pursuant to a shares for debt agreement, we issued 115,711 common shares to a trade creditor at a variable agreed upon price of between C$0.34 and C$0.59 per common share in settlement of various amounts owing.

A total of 653,333 common shares were issued upon exercise of 653,333 stock options at exercise prices ranging from C$0.40 to C$0.72 per option for total proceeds of C$370,866.

A total of 1,608,348 common shares were issued upon exercise of 1,608,348 warrants at exercise prices ranging from C$0.50 to C$0.80 per warrant for total proceeds of C$995,493.

Our Articles of Association

We were incorporated under the OBCA as a numbered company on July 29, 2008 as 1774119 Ontario Limited.

Pursuant to Articles of Amendment dated November 24, 2009, we changed our name from "1774119 Ontario Limited" to "Zenyatta Ventures Ltd."

Pursuant to Articles of Amendment dated January 1, 2019, we changed our name from "Zenyatta Ventures Ltd." to "ZEN Graphene Solutions Ltd." Pursuant to a Certificate of Amendment dated October 28, 2021, we changed our name from  "Zen Graphene Solutions Ltd" to our current name,  "Zentek Ltd."

The following is a summary of certain key provisions of our constating documents and certain related sections of the OBCA. This is only a summary and is not intended to be exhaustive. For further information please refer to the full version of our constating documents attached as exhibits to the registration statement of which this prospectus is a part.

Register, Entry Number and Purposes

Our original Articles of Incorporation became effective on July 29, 2008, with the latest amendment thereto having become effective on October 28, 2021. Our corporation number in Ontario is 1774119. Our Articles of Incorporation, as amended to date, or collectively, our Articles, do not contain a statement of our objects and purposes. Our Articles provide in Section 5 thereof, that there shall be no restrictions on the business we may carry on or on the powers we may exercise.

Board of Directors

Pursuant to our By-Law No. 1, or our Bylaws, and the OBCA, a director or officer who is a party to, or who is a director or officer of, or has a material interest in, any person who is a party to, a material contract or proposed material contract with the Company, shall disclose the nature and extent of his interest at the time and in the manner provided by the OBCA. Any such contract or proposed contract shall be referred to our board of directors or shareholders for approval even if such contract is one that in the ordinary course of the Company's business would not require approval by our board of directors or shareholders, and a director interested in a contract so referred to our board of directors shall not vote on any resolution to approve the same except as provided by the OBCA.

Our directors shall be paid such remuneration for their services as directors as may from time to time be fixed by our board of directors. Directors are not precluded from serving the Company in any other capacity and receiving remuneration therefor, subject to certain director independence requirements in accordance with applicable laws. Any remuneration so payable to a director who is also an officer or employee of the Company or who is counsel or solicitor to the Company or otherwise serves the Company in a professional capacity, shall be in addition to his or her salary as such officer or to his or her professional fees, as the case may be. The directors shall also be paid such sums in respect of their out-of-pocket expenses incurred in attending board, committee or shareholders' meetings or otherwise in respect of the performance by them of their duties as our board of directors may from time to time determine.

Neither our Articles nor Bylaws require an independent quorum for voting on director compensation. A director is not required to hold shares of the Company. There is no age limit requirement respecting the retirement or non-retirement of directors.

The directors may sign the name and on behalf of the Company, or appoint any officer or officers or any other person or persons on behalf of the Company either to sign on behalf of the Company, all instruments in writing and any instruments in writing so signed shall be binding upon the Company without further authorization or formality. Nothing in our Bylaws limits or restricts the borrowing of money by the Company on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Company.

Rights, Preferences and Restrictions Attaching to Each Class of Shares

We currently have one class of shares, being our common shares, without par value. Each common share entitles the holder thereof to receive notice of any meetings of the shareholders of the Company, to attend, and to cast one vote per common share at all such meetings. Holders of common shares do not have cumulative voting rights with respect to the election of directors. Accordingly, holders of a majority of the common shares entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common shares are entitled to receive, on a pro rata basis, such dividends if any, as and when declared by our board of directors at its discretion from funds legally available therefor and, upon our liquidation, dissolution, or winding up, are entitled to receive, on a pro rata basis, our net assets. Our common shares do not carry any pre-emptive, subscription, redemption, retraction, or conversion rights, nor do they contain any sinking or purchase fund provisions.

Annual and Special Shareholders' Meetings

The OBCA provides that the directors of a corporation shall call an annual meeting of shareholders not later than 15 months after holding the last preceding annual meeting. The OBCA also provides that, in the case of an offering corporation, the directors shall place before each annual meeting of shareholders, the financial statements required to be filed under the Securities Act (Ontario) and the regulation thereunder relating to the period that began immediately after the end of the last completed financial year and ended not more than six months before the annual meeting and the immediately preceding financial year, if any.

Pursuant to our Bylaws, our annual meeting of the shareholders may be at any place in or outside Ontario, Canada as our directors determine or, in the absence of such determination, at the place where our registered office is located, at such time and on such day in each year as our board of directors, the chairman of our board of directors, if any, or any officer who is also a director, may from time to time determine, for the purpose of hearing and receiving the reports and financial statements required by the OBCA to be read at and laid before the shareholders at an annual meeting, electing directors, appointing, if necessary, the auditor, fixing or authorizing the board to fix the auditor's remuneration, and for the transaction of such other business as may properly be brought before the meeting.

Our directors may at any time call a special meeting of our shareholders to be held at such time and at such place in or outside Ontario, Canada as may be determined by the directors.

Notice of the date, time and location of each meeting of shareholders must be given not less than 21 days or more than 50 days before the date of each meeting to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. In addition, as the Company is a reporting issuer under Canadian securities laws, the Company is subject to the proxy solicitation requirements under National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer, which prescribes, among other things, (i) notification of meeting and record dates at least 25 days before the record date, (ii) establishment of a record date no fewer than 30 and no more than 60 days before the meeting date, and (iii) delivery of proxy-related materials at least 21 days before the meeting date, except where the Company uses notice-and-access (in which case, notices and delivery would be subject to such notice-and-access timelines) and/or abridges the prescribed timelines (where available).

Notice of a special meeting of shareholders at which special business is to be transacted shall state or be accompanied by a statement of the nature of that business in sufficient detail to permit the shareholder to form a reasonable judgment thereon, and the text of any special resolution or by-law to be submitted to the meeting. A meeting of shareholders may be held at any time without notice if all shareholders entitled to vote thereat are present in person or represented by proxy or has waived notice and if the auditor, if any, is present or have waived such notice, and at such meeting any business may be transacted which the Company at a special meeting of the shareholders may transact.

The only persons entitled to be present at a meeting of shareholders are those entitled to vote, the directors of the Company and the auditor of the Company. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting. In circumstances where a court orders a meeting of shareholders, the court may direct how the meeting may be held, including who may attend the meeting.

Limitations on Rights to Own Securities

No share may be issued until it is fully paid.

Neither Canadian law nor our Articles or Bylaws limit the right of a non-resident to hold or vote our common shares, other than as provided in the Investment Canada Act, or the ICA.The ICA requires any person that is non-Canadian (as defined in the ICA) who acquires "control" (as defined in the ICA) of an existing Canadian business to file a pre-closing application for review or notification with Innovation, Science and Economic Development Canada.

An acquisition of control is a reviewable transaction where prescribed financial thresholds are exceeded. For example, a direct acquisition of control of a Canadian business (outside of the cultural sector) by a non-Canadian that is controlled by nationals of a specified trade agreement state (the European Union, the United States, Mexico, Australia, Brunei, Chile, Colombia, Honduras, Japan, Malaysia, New Zealand, Panama, Peru, Singapore, South Korea, the United Kingdom or Vietnam), or a sale of a Canadian business when it is controlled by nationals of these nations, is subject to mandatory pre-closing review if the enterprise value of the Canadian business is C$1.931 billion or more. For investments by investors controlled by nationals of a World Trade Organization, or WTO, member state that is not a trade agreement state, the direct acquisition of control of a Canadian business, or the sale of a Canadian business controlled by a WTO investor, is subject to mandatory pre-closing review if the enterprise value of the Canadian business is C$1.287 billion or more. Different review thresholds apply if the investor and seller are not WTO nationals or if the investor is a state-owned enterprise, or if there is an acquisition of a Canadian cultural business. In these situations, much lower thresholds apply and are based on the total worldwide book value assets of the Canadian business, rather than its enterprise value. The ICA generally prohibits the implementation of a reviewable transaction unless, after review, the relevant minister is satisfied that the acquisition is likely to be of a net benefit to Canada.

Where the acquisition of control of a Canadian business by a non-Canadian does not meet the prescribed review thresholds, the investor is required to file a notification no later than 30 days after the completion of the transaction.

A non-Canadian would be deemed to acquire control of the Company for purposes of the ICA if he or she acquired a majority of our common shares. The acquisition of less than a majority, but at least one-third of the shares, would be presumed to be an acquisition of control of the Company, unless it could be established that the Company is not controlled in fact by the acquirer through the ownership of the shares.

Certain transactions involving our common shares would be exempt from the ICA, including:

  an acquisition of the shares if the acquisition were made in the ordinary course of that person's business as a trader or dealer in securities;
  an acquisition of control of the Company in connection with the realization of a security interest granted for a loan or other financial assistance and not for any purpose related to the provisions of the ICA; and
  an acquisition of control of the Company by reason of an amalgamation, merger, consolidation or corporate reorganization, following which the ultimate direct or indirect control in fact of the Company, through the ownership of voting interests, remains unchanged.

Under the national security regime in the ICA, the Canadian federal government may undertake a discretionary review of a broader range of investments by a non-Canadian to determine whether such investments by a non-Canadian could be "injurious to national security." Review on national security grounds is at the discretion of the Canadian federal government and may occur on a pre- or post-closing basis.

Procedures to Change the Rights of Shareholders

In order to change the rights of our shareholders with respect to certain fundamental changes as described in Section 168 of the OBCA, the Company would need to amend our Articles to effect the change. Such an amendment would require the approval of holders of two-thirds of the votes of our common shares, and any other shares carrying the right to vote at any general meeting of our shareholders, cast at a duly called special meeting. The OBCA also provides that a sale, lease or exchange of all or substantially all of the property of a corporation other than in the ordinary course of business of the corporation likewise requires the approval of the shareholders at a duly called special meeting. For such fundamental changes and sale, lease and exchange, a shareholder is entitled under the OBCA to dissent in respect of such a resolution amending the articles and, if the resolution is adopted and the Company implements such changes, demand payment of the fair value of the shareholder's common shares.

Impediments to a Change of Control

The take-over bid regime in Canada is governed by, among other things, National Instrument 62-104 - Take-Over Bids and Issuer Bids, or NI 62-104. Under NI 62-104, a "take-over bid" is defined as an offer to acquire the outstanding voting securities or equity securities of a class made to one or more persons or companies in a jurisdiction of Canada (also referred to as a local jurisdiction) or whose last address on the books of the target company is in the local jurisdiction, where the securities subject to the offer, together with the offeror's securities, constitute 20% or more of the outstanding securities of the class.

Pursuant to NI 62-104, all non-exempt take-over bids are required to abide by certain technical requirements, including:

(1) Initial Deposit Period - The offer must remain open for an initial deposit period of at least 105 days from the date of the bid. A shorter initial deposit period (not less than 35 days from the date of the bid) is available in circumstances where a target company issues a deposit period news release in respect of a proposed or commenced take-over bid. In this circumstance, an outstanding or subsequent competing take-over bid may avail itself of the shorter deposit period specified in the bid referred to in the deposit period news release. A shorter initial deposit period (of at least 35 days from the date of the bid) is also available in the case of an outstanding or subsequent competing bid in circumstances where a target company issues a news release announcing its intention to effect a negotiated alternative transaction.

(2) Minimum Tender Requirement - An offeror may not take up securities under the terms of its take-over bid unless the bid has met a minimum tender requirement consisting of more than 50% of the outstanding securities of the class that are subject to the bid (excluding securities beneficially owned, or over which control or direction is exercised by the offeror or by any person acting jointly or in concert with the offeror) having been deposited under the bid and not withdrawn

(3) Mandatory 10-day extension period - If, at the end of the initial deposit period, an offeror is obligated to take up securities deposited under the terms of a take-over bid, the offeror must extend the period during which securities may be deposited under the period of the bid for a mandatory 10-day extension period and promptly issue a news release announcing that, among other things, the minimum tender requirement has been satisfied, the number of securities deposited and not withdrawn as at the expiry of the initial deposit period and the period during which securities may be deposited under the bid has been extended for the mandatory ten-day extension period.

(4) Equal Treatment - The take-over bid rules require that all holders of the same class of securities be offered identical consideration (or an identical choice of consideration). If a bidder increases the consideration to be paid for the securities during a take-over bid, this consideration must be increased for all shareholders, even if the bidder has already taken up and paid for some shares. The bidder (and anyone acting jointly or in concert with the bidder) is prohibited from entering into any collateral agreements or understanding that will (directly or indirectly) provide a shareholder of the target company with consideration of greater value than that paid or payable to other shareholders of the same class, subject to certain exemptions.

In addition to NI 62-104, there are also further regulations and guidance (including certain disclosure requirements) provided pursuant to National Instrument 62-103 - The Early Warning System and Related Take-Over Bid and Insider Reporting Issues, or NI 62-103, National Policy 62-202 - Take-Over Bids - Defensive Tactics, National Policy 62-203 - Take-Over Bids and Issuer Bids, and applicable exchange rules.

Shareholder Ownership Disclosure Threshold in Bylaws

Neither our Articles nor our Bylaws contain a provision governing the ownership threshold above which shareholder ownership must be disclosed. Pursuant to Canadian securities legislation, an Early Warning Report and an Insider Report must be filed if a shareholder obtains ownership on a partially diluted basis of 10% or greater of our issued and outstanding common shares.

Special Conditions for Changes in Capital

The conditions imposed by our Articles are not more stringent than required under the OBCA.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is TSX Trust Company.

Listing

Our common shares are listed on the Nasdaq Capital Market under the symbol "ZTEK."

Our common shares are also listed in Canada on the TSX Venture Exchange under the symbol "ZEN."

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our common shares. The warrants may be issued independently or together with common shares offered by this prospectus and may be attached to or separate from those common shares.

While the terms we have summarized below will apply generally to any warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, and you should refer to the applicable prospectus supplement for the specific terms of any warrants that we offer.

We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the common shares purchasable upon exercise of, its warrants.

We may issue warrants in such numerous distinct series as we determine.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, which describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

  the designation of the warrants;
  the aggregate number of the warrants;
  the price or prices at which the warrants will be issued;
  the designation, number, and terms of common shares purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;
  the date, if any, on and after which the warrants and the related common shares will be separately transferable;
  the price at which each common share purchasable upon exercise of the warrants may be purchased;
  the date on which the right to exercise the warrants will commence and the date on which such right will expire;
  the minimum or maximum amount of the warrants that may be exercised at any one time;

  whether such warrants are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

  whether such warrants will be listed on any securities exchange;

  the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;
  any other terms of the warrants, including terms, procedures, and limitations relating to the transferability;
  the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;
  certain material income tax consequences of holding or exercising the warrants; and
  any other material terms and conditions of the warrants.

Until any warrants are exercised, holders of the warrants will not have any rights of holders of the underlying common shares, including any rights to receive dividends or to exercise any voting rights.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We may issue units consisting of common shares, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
  any unit agreement under which the units will be issued; and
  any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under "Description of Share Capital-Common Shares" and "Description of Warrants" will apply to each unit and to any common shares or warrant included in each unit, respectively.

We may issue units in such amounts and in such numerous distinct series as we determine.

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

CERTAIN INCOME TAX CONSIDERATIONS

Owning any of the securities may subject holders to tax consequences. The applicable prospectus supplement may describe certain material Canadian federal income tax considerations generally applicable to investors described therein of the acquisition, ownership and disposition of any securities offered thereunder. The applicable prospectus supplement may describe certain U.S. federal income tax considerations generally applicable to investors described therein who are U.S. persons (within the meaning of the U.S. Internal Revenue Code, as amended) of the acquisition, ownership and disposition of any securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the securities.

PLAN OF DISTRIBUTION

We may sell the securities offered hereby from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

  at a fixed price or prices, which may be changed;
  at market prices prevailing at the time of sale;
  at prices related to such prevailing market prices; or
  at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with applicable securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the prices of the securities to be higher than they would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

EXPENSES

The following table sets forth an estimate of the fees and expenses payable by us in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All the amounts shown, except for the SEC registration fee and FINRA filing fee, are estimates:

SEC Registration Fee	US$	7,380
FINRA Filing Fee		*
Legal Fees and Expenses		*
Accountants' Fees and Expenses		*
Transfer Agent and Registrar Fees and Expenses		*
Printing Costs		*
Miscellaneous		*
Total	US$	*

* These fees are calculated based on the type of securities offered and the number of issuances and accordingly, cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement or as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the securities that may be offered by this prospectus and certain other matters relating to Canadian law will be passed upon for us by Irwin Lowy LLP. Certain other legal matters relating to United States law will be passed upon for us by Nauth LPC.

Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of March 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO Canada LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.  The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.  BDO Canada LLP is independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board on auditor independence.

BDO Canada LLP is located at 1100 Royal Centre, 1055 West Georgia Street, P.O. Box 11101, Vancouver, British Columbia V6E 3P3.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a corporation incorporated under and governed by the OBCA. Most of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and our assets, are located outside the United States. It may be difficult for investors who reside in the United States to effect service of process upon these persons in the United States, or to enforce a United States court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against us or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus.

This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. For further information pertaining to the securities offered by this prospectus and us, reference is made to the registration statement.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file annual reports on Form 40-F, reports on Form 6-K, and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC's public reference facilities and the website of the SEC referred to above. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, as a "foreign private issuer," our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Our website address is https://www.zentek.com. We do not incorporate the information on or accessible through our website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" certain information into this document prior to the completion of this offering. This means that we can disclose important information to you by referring you to another document that we have filed or furnished separately with the SEC. The information incorporated by reference is considered a part of this prospectus and you should read that information carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed or furnished with the SEC prior to the date of this prospectus. Certain information that we file or furnish later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus, the following documents that we have filed or furnished with the SEC:

  our Annual Report on Form 40-F for the fiscal year ended March 31, 2023, filed with the SEC on June 30, 2023, which includes (i) our Annual Information Form for the fiscal year ended March 31, 2023, (ii) our consolidated financial statements as at, and for the years ended, March 31, 2023 and 2022, (iii) our Management's Discussion and Analysis for the year ended March 31, 2023;

  our Report of Foreign Private Issuer on Form 6-K furnished with the SEC on February 13, 2024, which includes (i) our unaudited condensed interim consolidated financial statements as of, and for the three and nine months ended, December 31, 2023, and (ii) our Management's Discussion and Analysis for the three and nine months ended December 31, 2023; and

  our Registration Statement on Form 40-F filed with the SEC on February 25, 2022, that contains a description of our common shares, and any amendments or reports filed updating such description.

In addition, all annual reports on Form 40-F, Form 20-F or Form 10-K that we file with the SEC pursuant to the Securities Exchange Act of 1934, or the Exchange Act, after the initial filing date of the registration statement of which this prospectus forms a part and prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus. Also, we may incorporate by reference future reports on Form 6-K that we furnish subsequent to the date of this prospectus by stating in those Form 6-Ks that they are being incorporated by reference into this prospectus.

Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein modifies or supersedes that prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute a part of this prospectus, except as so modified or superseded.

We will provide, free of charge, upon written or oral request, to each person to whom this prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus. Copies of these documents are also available electronically at www.sec.gov.

Written or oral requests for such information should be made to:

Zentek Ltd.
Attn: Wendy Ford
24 Corporate Ct

Guelph, Ontario N1G 5G5

(844) 730-9822
E-mail: info@zentek.com

ZENTEK LTD.

US$50,000,000

Common Shares
Warrants
Units

Prospectus

                     , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Under the OBCA, the Company may indemnify a director or officer of the Company, a former director or officer of the Company or another individual who acts or acted at the Company's request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an "individual"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company's request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Company shall not indemnify the individual unless the individual had reasonable grounds for believing that his or her conduct was lawful.

Further, the Company may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Company or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual's association with the Company or other entity as a director or officer, a former director or officer, an individual who acts or acted at the Company's request as a director or officer, or an individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions in (i) and (ii) above. Such individuals are entitled to indemnification from the Company in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the Company or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.

Our Bylaws provide that, subject to limitation contained in the OBCA, the Company shall indemnify each director and officer of the Company, each former director and officer of the Company, each individual who acts or acted at the Company's request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Company or any such body corporate), and the respective heirs and legal representatives of each of the foregoing, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative action or proceeding to which such individual is made a party by reason of being or having been a director or officer of the Company or of a body corporate of which the Company is or was a shareholder or creditor, if: (i) the individual acted honestly and in good faith with a view to the best interests of the Company and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

Our Bylaws permit us, subject to the limitations contained in the OBCA, to purchase and maintain such insurance for the benefit of our directors and officers, as our board of directors may from time to time determine.

We currently maintain directors' and officers' liability insurance for the benefit of our directors and officers.

Item 9. Exhibits.

Exhibit No.	Exhibit Description

1.1*	Form of Underwriting Agreement
4.1	Articles of Incorporation, as amended
4.2	Bylaws
4.3*	Form of Warrant Agreement
4.4*	Form of Unit Agreement
5.1	Opinion of Irwin Lowy LLP
23.1	Consent of Irwin Lowy LLP (contained in Exhibit 5.1).
23.2	Consent of BDO Canada LLP
24.1	Power of Attorney (included as part of signature page to this registration statement).
107	Filing Fee Table

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act, including any Report of Foreign Private Issuer on Form 6-K, and incorporated herein by reference if necessary or required by the transaction.

Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Filing Fee Tables" or "Calculation of Registration Fee" table, as applicable, in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Guelph, Province of Ontario, on April 23, 2024.

ZENTEK LTD.

By:	/s/ Greg Fenton
Name:	Greg Fenton
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Greg Fenton and Wendy Ford, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Fenton	Chief Executive Officer and Director (Principal Executive Officer)	April 23, 2024
Greg Fenton

/s/ Wendy Ford	Chief Financial Officer (Principal Financial and Accounting Officer)	April 23, 2024
Wendy Ford

/s/ Eric Wallman	Executive Chairman and Director	April 23, 2024
Eric Wallman

/s/ Francis Dubé	Director	April 23, 2024
Francis Dubé

/s/ John Snisarenko	Director	April 23, 2024
John Snisarenko

/s/ Brian Bosse	Director	April 23, 2024
Brian Bosse

/s/ Ilse Treurnicht	Director	April 23, 2024
Ilse Treurnicht

/s/ Lisa Sim	Director	April 23, 2024
Lisa Sim

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of the registrant in the United States, on April 23, 2024.

Authorized United States Representative
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.